UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 9, 2007 (November 5, 2007)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2007, Crimson Exploration Inc. issued a press release announcing certain operational results for the quarter ended September 30, 2007 and recent operational activity. The press release is included in this report as Exhibit 99.1.

The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	November 9, 2007	/s/_E. Joseph Grady

E. Joseph Grady

Chief Financial Officer and

Senior Vice President

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 5, 2007

Exhibit 99.1

Crimson Exploration Inc. Provides Operational Update

Houston, TX – (BUSINESS WIRE) – November 5, 2007 - Crimson Exploration Inc. (OTCBB: CXPO - News) today announced results of recent production and drilling activity.

Highlights

•

Company record average production of approximately 50,320 Mcfe/day of natural gas equivalents for the third quarter of 2007, compared to an average daily rate of 7,552 Mcfe/day in the third quarter of 2006.

•	Commencement of production from the Fuhlberg #1 well in the Madisonville-Rodessa formation.
•	Commencement of processing by expanded plant in the Madisonville field in late October, 2007.
•	Successful drilling of 4 out of 5 South Texas Lobo exploratory wells, in which the Company has between 15 and 30% non-operated working interest ownership.
•	Successful drilling of 4 of 4 Fort Worth Barnett Shale wells in Johnson County, Texas, in which the Company owns a 12.5% non-operated working interest
•	Successful completion of 2 out of 3 Felicia-area development and exploration wells (7.8 to 20% WI) in Liberty County, Texas.
•	Successful completion and testing of the West Cameron 432 #1 exploratory well in the shallow state waters offshore Louisiana, in which the Company owns a 15% non-operated working interest.
•	Successful completion of the Sabine Lake #1 exploratory test in Calcasieu Parish, LA, in which the Company owns a 15% non-operated working interest

Production Update

Production

Crimson produced approximately 4,629,441 Mcfe of natural gas equivalents, or 50,320 Mcfe per day, during the third quarter 2007 compared to approximately 694,793 Mcfe, or 7,552 Mcfe per day, during the third quarter 2006. For the first nine months of 2007, Crimson produced approximately 8,462,800 Mcfe of natural gas equivalents, or 30,999 Mcfe per day compared to approximately 1,924,443 Mcfe, or 7,049 Mcfe per day, in the first nine months of 2006. The dramatic increase in production for the quarter, and year to date, is attributable to the South Texas and Gulf Coast producing assets acquired from EXCO Resources, Inc. in May 2007. The operating results from those assets have been reflected in Crimson’s operating results from the May 8, 2007 closing date of the acquisition forward.

Also contributing to the increase in production for 2007, was the previously-announced commencement of production from our Madisonville Rodessa project in late June 2007.

Drilling Activity

Madisonville Area (approximate 78% WI)

In September we sidetracked the Johnston #2 well due to a mechanical problem in the original wellbore.  We will frac this well in November with production expected to commence in early December.  Also, the operator of the capacity-constrained sour gas processing plant in the field notified us that the construction had been completed and that full processing capacity had commenced in late-October. During the third quarter, production from our Fuhlberg #1 well averaged a gross curtailed rate of 3,000 Mcfe/day.

Fort Worth Barnett Shale, Johnson and Tarrant Counties, Texas

During the third quarter 2007, the operator of our 12.5% working interest in the prolific Fort Worth Barnett Shale play in Johnson and Tarrant Counties commenced the drilling of wells on existing acreage and continued to build on our acreage position. We have acquired approximately 4,400 gross acres to date and will continue to accumulate additional acreage in the area. The operator of this project successfully drilled 4 of 4 wells in Johnson County during the third quarter, and has one currently in progress. The successful wells were drilled to depths between 10,000 and 11,400 feet. One well tested at 1,100 Mcfe per day, and was awaiting hookup, while the other three were being completed and fraced. All four of these wells should be placed on production by the end of November. Three more wells are scheduled to be drilled before the end of the year, with another 10-12 wells planned for 2008.

South Texas

We participated in five non-operated wells within the Lobo/Perdido Trend of South Texas in the third quarter of 2007, all in Zapata County, three of which were successful, one was determined to be uneconomical and one is still in process. The Gonzales #1 (CXP 15% WI) was determined to be uneconomical in the Lobo and plugging operations are underway. The Ramirez #1 (CXP 30% WI) was successfully drilled to a total depth of 9,800 feet, and 100’ of probable net gas was found in multiple zones. This well was put on production in early October at a rate of approximately 1,400 Mcf/d with additional zones to be added. The Garcia #1 (CXP 25% WI) was successfully drilled to a depth of 9,662 feet, and 60’ of probable net gas was found in multiple zones. Production from the Garcia commenced on 9/26/07 at an initial rate of approximately 1,900 Mcfe per day. The Vielmann-Ramirez #1 (CXP 20% WI) was drilled to a total depth of 11,100 feet and began flowing to sales on 10/16/07 at a rate of approximately 2,900 Mcf/d with additional zones to be added. The Fernando Cuellar #A-1 (CXP 20% WI) was drilled to a total depth of 9,450 feet and began flowing to sales on 10/22/07 at a rate of approximately 1,200 Mcf/d with additional zones to be added. The Guevara A-1 (CXP 20% WI) was spud on October 8th and was drilled to a total depth of 8,700 feet. We expect to participate in three to four additional wells in this program in 2007.

We also have a 75% working interest in the Cabernet and Merlot prospects in nearby Matagorda County, Texas. We own approximately 900 gross acres covering both prospects.

West Cameron 432

We participated for a 15% non-operated WI in a new field discovery with the drilling of the West Cameron 432 #1. The well was drilled to a total depth of 9,360 feet, encountered 200’ of apparent net gas in multiple zones, was completed and fraced, and is awaiting hookup. We expect that offshore facilities and a pipeline will be installed with initial production to commence in early Q1’08 at a gross rate of approximately 10,000 Mcf/d.

Sabine Lake

We participated for a 15% non-operated WI in a new field discovery with the drilling of the SL 19095 #1 in Cameron Parish, Louisiana. The well was perforated in several zones between 12,850 and 13,376 feet and tested at combined gross rates of 10,000 Mcf/d and 425 barrels of condensate per day. That well is expected to commence production in early Q1’08.

Liberty County, Texas

Crimson participated in the drilling of four non-operated wells in the Felicia area of Liberty County, Texas in the third quarter, as a result of the acquisition of the STGC Properties. The KMG

#3 (CXP 9.7% WI) was drilled and completed in the Cook Mountain formation and commenced production in July at an approximate rate of 3,400 mcfpd and 1,000 Bopd. The Cimarex Kate Dishman #7 (CXP 7.8% WI) was drilled and completed in the EY-1 sand and is awaiting production facilities. The Edge Barrett #2 (CXP 20%WI) was drilled to the Wilcox 12,700’ sand where Crimson elected not to participate in a completion attempt. The Cimarex Willis Estate #5 well (CXP 28% WI) was drilled to 11,500 feet.

Other

During the third quarter, the Company also participated in a 3.55% WI in the Chesapeake Olivarez #2 well in Hidalgo County, Texas. The well was completed in the Mid Vicksburg and tested at an initial rate of 8,200 mcf and 155 bbls per day.

The Company is also participating for a 42.5% non-operated WI in the Tri-C operated Jackson Williams #3 well in Jackson County, Texas. It is currently drilling below 13,250 feet toward a 14,000 foot objective.

Mississippi Coal Bed Methane Project

During the third quarter of 2007, we completed desorption analysis on the core samples taken from our acreage during the first and second quarters of this year. While complete analysis and evaluation has not been finalized, the preliminary results of this analysis indicate that the primary targeted coals may not contain sufficient quantities of gas to make this project profitable. We have an option on 125,000 gross acres in this area through 2007 in which to further develop a strategy to proceed, if any.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2006 for a further discussion of these risks.

Contact:

Crimson Exploration Inc., Houston, TX
E. Joseph Grady, 713-236-7400
Source:	Crimson Exploration Inc.